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                                 KING & SPALDING

                              191 PEACHTREE STREET
                          ATLANTA, GEORGIA 30303-1763
                            TELEPHONE: 404/572-4600
                            FACSIMILE: 404/572-5100


                                  May 16, 2002


The Coca-Cola Company
One Coca-Cola Plaza
Atlanta, Georgia  30313

         Re: Registration Statement on Form S-3 (File No. 333-59936) - Issuance of $250,000,000 of 4.00% Notes due June 1, 2005

Ladies and Gentlemen:

         We have acted as counsel for The Coca-Cola Company, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933 (as amended, the "Act"), of $250,000,000 aggregate principal amount of 4.00% Notes due June 1, 2005 (the "Notes") pursuant to a prospectus dated May 18, 2001 as supplemented by a prospectus supplement dated May 14, 2002 (collectively, the "Notes Prospectus Supplement") which form a part of the Registration Statement on Form S-3 (File No. 333-59936) (the "Registration Statement") filed with the Securities and Exchange Commission on May 1, 2001 and declared effective on May 18, 2001. The Notes are to be issued by the Company pursuant to an Amended and Restated Indenture, dated as of April 26, 1988, between the Company and Bankers Trust Company) (now known as Deutsche Bank Trust Company Americas), as trustee (the "Trustee"), as amended by a first supplemental indenture dated as of February 24, 1992 (such indenture, as amended, being hereinafter referred to as the "Indenture").

         In connection with this opinion, we have examined and relied upon such records, agreements, certificates and other documents as we have deemed necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed, photographic or facsimile copies and, as to certificates of public officials and officers of the Company, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied upon statements and representations of representatives of the Company and of public officials.

         We have assumed that the execution and delivery of, and the performance of all obligations under, the Indenture will be duly authorized by all requisite action of the Trustee, and that the Indenture was duly executed and delivered by, and is a valid and binding agreement of, the Trustee, enforceable against the Trustee in accordance with its terms.

         The opinions expressed herein are limited in all respects to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United

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States of America, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         Based upon the foregoing, we are of the opinion that:

                  (i) The Company is a corporation validly existing and, based solely upon a certificate of the Secretary of State of the State of Delaware, in good standing under the laws of the State of Delaware; and

                  (ii) Upon the issuance and sale thereof as described in the Notes Prospectus Supplement and, when duly executed and delivered by the Company, and duly authenticated by the Trustee in accordance with the Indenture and delivered to and paid for by the purchasers thereof, the Notes will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, and entitled to the benefits of the Indenture.

         The opinions set forth above are subject, as to enforcement, to the effect of (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights and remedies of creditors generally, and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This opinion is being rendered solely for the benefit of the Company in connection with the matters addressed herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the current report on Form 8-K, and further consent to the use of our name under the heading "Legal Matters" in the Notes Prospectus Supplement.


                                       Very truly yours,



                                       /s/ King & Spalding